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                          ALTIGEN COMMUNICATIONS INC.

                             DISTRIBUTION AGREEMENT



     THIS DISTRIBUTION AGREEMENT ("Agreement") is made and entered into as of this 3/rd/ day of November, 1997 (the "Effective Date") by and between ALTIGEN
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COMMUNICATIONS INC., a California corporation, with principal offices at 45635
Northport Loop East, Fremont, CA 94538 ("AltiGen") and TerraComSortium, a Florida company, with principal offices at 4056 Estepona Ave Suite l-E 1, Miami, FL 33178 ("Distributor") both jointly referred to herein as "The Parties."

     In consideration of the mutual covenants contained herein, the parties agree as follows:

1. DEFINITIONS

     1.1 Dealer means any individual or entity which acquires the Products for the express purpose of resale to others, whether such resale is of the Product as a stand-alone product, as bundled and sold with other software or hardware products, as integrated with other software or hardware products or as sold with associated services.

     1.2 End User means a licensee who acquires Products for Internal Use (rather than distribution or resale) in accordance with the terms of an End-User License Agreement substantially in the form of the End-User License Agreement attached hereto as Exhibit A (the "End-User Agreement").

     1.3 Internal Use means use for purposes which do not directly produce revenue for the End User. "Internal Use" does not include timesharing.

     1.4 Intellectual Property means any patent, copyright, trade name, trade mark, trade secret, know-how, mask work or any other intellectual property right or proprietary information or technology, whether registered or unregistered.

     1.5 Product means software program packages and physical computer hardware, including (1) a program code, in object code form only, on diskette(s) or CD-ROM (the "Program"); (2) physical computer hardware including computer boards, computer power supply, computer cables (the "PC Hardware"); (3) instruction booklets and other information prepared for End-Users concerning the use of the program and computer hardware ("Documentation");
     (4) an End-User Agreement. The Products include only those listed by title and functional description on the "Product and Price List" attached hereto as Exhibit B.

     1.6 Purchase Objectives means the minimum quantity of each Product which Distributor commits to purchase quarterly during the term of this Agreement, as mutually agreed upon and set forth in Exhibit C attached hereto.

     1.7 Territory means [*] AltiGen and TerraComSortium agree that expansion to additional [*] markets will be possible with AltiGen and TerraComSortium's ability and desire to support such expansion. Expansion will be conducted on a case by case, country by country basis, and

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     each expansion agreement of AltiGen and TerraComSortium shall be added hereto as individual Addendum.

     1.8 Grant of Distribution Right Subject to the terms and conditions set forth in this Agreement, AltiGen Communications hereby grants to Distributor a non-exclusive, non-transferable right to (a) market and distribute the Products solely to Dealers located in the Territory and (b) use the Products for those purposes set forth in the Agreement. Distributor shall not, directly or indirectly, solicit sales of the Products outside of the Territory without the prior written consent of AltiGen Communications. AltiGen Communications retains the right to sell the Products directly to other parties in the Territory, including, by way of illustration but not limitation, distributors, Dealers, and original equipment manufacturers. AltiGen Communications will conduct its business while ensuring that business and technical support to Distributor shall be at least commensurate to such support AltiGen Communications provides for all Distributors meeting equivalent Purchase Objectives. AltiGen Communications will conduct its business while ensuring that reasonable protection is given to Distributor's ability and opportunity to perform and execute the Business Plan as stipulated in Section 6.3 herein. Distributor shall have no right to modify the Product or Documentation without the prior written approval of AltiGen Communications. Distributor agrees not to (a) reverse engineer, decompile, disassemble or otherwise reduce the Product to human-perceivable form, or to encourage or assist third parties in doing so or
     (b) distribute the Product by rental or lease. All rights not expressly granted herein are retained by AltiGen Communications. Distributor shall have no right to grant a Dealer the right to make copies from a golden master absent further agreement between AltiGen Communications and the Distributor.

2. OWNERSHIP

     Except as specified in this Agreement, AltiGen Communications does not grant to the Distributor any rights in or to any Intellectual Property related to the Product or to any materials furnished hereunder. The Intellectual Property embodied in the Product, all modifications thereto, and all Documentation thereof, are proprietary to AltiGen Communications, and AltiGen Communications retains all right, title and interest in and to such Intellectual Property.

3. PRICES AND PAYMENTS

  3.1 Prices. Distributor shall pay AltiGen Communications, for each Product and upgrade, the Distributor list price for the Product as set forth on Exhibit B. Both the AltiGen Communications standard list price and the Distributor's discount levels are subject to change by AltiGen Communications from time to time in its sole discretion upon thirty (30) days written notice to Distributor. Orders requesting delivery after receipt of notice of a price or discount change will be charged at the new price or discount level.

  3.2 Distributor Pricing. Distributor is free to determine its own resale prices for the Products. Although AltiGen Communications may publish suggested list prices, these are suggestions only and are not binding in any way.

  3.3 Dealer Pricing. Distributor shall inform each of its Dealers that it is free to determine its own retail prices and that, although AltiGen Communications may publish suggested retail price lists, they are suggestions only and are not binding in any way.

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  3.4 Initial Order. Within [*] of the Effective Date, Distributor shall deliver to AltiGen Communications a purchase order for an aggregate price of [*]

  3.5 Payment. Upon approval of credit by AltiGen Communications, payment for additional orders shall be due and payable within [*] following receipt of invoice or on such terms as may be otherwise specified in AltiGen Communications' invoice. Invoices not paid when due shall accrue interest on an annual basis from the date due until paid of [*] on any outstanding balance, or the maximum legal rate allowed by law, whichever is less. All Products ordered in excess of any credit limit shall be paid for in acceptable currency in advance of shipment, by a letter of credit drawn upon a bank acceptable to AltiGen Communications, a bank cashier's check, or a bank wire transfer. AltiGen Communications reserves the right to vary, change, or limit the amount or duration of credit to be allowed to Distributor, either generally or with respect to a particular order. In the event AltiGen Communications does not extend credit to Distributor, payment for all purchases hereunder shall be made in advance of shipment or, at AltiGen Communications' option, C.O.D.

  3.6 Price Protection.

  (a) Distributor Price Protection. AltiGen Communications shall notify Distributor of the effective date of a [*] for any of the Products covered herein. Inventory acquired by Distributor from AltiGen Communications less than [*] before the effective date of the [*] and not yet sold or under a contract for sale will be granted price protection as set forth herein. [*]
  To obtain price protection, within [*] of receipt of AltiGen Communications' notice of the [*] Distributor shall provide to AltiGen Communications a written inventory report showing by part number the quantity of each AltiGen Communications Product in the Distributor's inventory as of the effective date of the [*]. Price protection will not be grained in the case of a temporary [*] or special promotion.

  (b) Dealer Price Protection. To obtain price protection for its Dealers, Distributor (i)shall provide to AltiGen Communications a written shipment report showing by part number the quantity of each AltiGen Communications Product shipped to a Dealer less than [*] before the effective date of this [*], including the identity of each Dealer, the Products sold, and the date of shipment and (ii) shall provide, or require its Dealers to provide, a written Dealer inventory report showing by part number the quantity of each AltiGen Communications Product in Dealer's inventory as of the effective date of the [*]. If Distributor provides such reports to AltiGen Communications within [*] of Distributor's receipt of AltiGen Communications notice of a [*] AltiGen Communications shall credit [*]

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  3.7 Stock Rotation.

  (a) Inventory Balancing. Provided that the Distributor issue a simultaneous offsetting "purchase order, Distributor may, once during each quarter, return for credit Product purchased in excess of the quarterly Purchase Objectives for up to a maximum of [*] dollar sales invoiced by AltiGen Communications during the immediately preceding quarter. The credit issued for the returned inventory will be based on the [*] at which the Products were available to Distributor during the period commencing with the date on which the Product was purchased and ending on the date the Product was returned, and may be used on a dollar-for-dollar basis solely to purchase additional Product pursuant to the offsetting purchase order. The right to balance inventory granted herein must be exercised by the last day of the second month of the quarter. Distributor shall submit a request for authorization to return Product for inventory balancing which shall state the quantity of Product to be returned. Upon receipt of such request, AltiGen Communications shall issue a return of materials authorization number. Inventory returned under this section must be accompanied by a return of materials authorization number assigned by AltiGen Communications and (i) in merchantable condition, in its factory-sealed packaging, or (ii)if the returned Product is returned because defective by virtue of being in breach of the warranty provided for in the End User Agreement, returned with the entire contents of such Product package. All Product returned under this subsection (a) shall be returned within thirty
  (30) days of the date of issuance of the return of materials authorization number. Distributor shall pay for the shipping of returned Products to AltiGen Communications and AltiGen Communications shall pay for the shipping of replacement Product sent to Distributor.

  (b) Product Refresh. AltiGen Communications may, at its sole discretion, modify the Products. For purposes of this Agreement, AltiGen Communications shall have sole discretion as to whether a Product is deemed to be a new version of an existing Product to be provided to Distributor under the terms of this Agreement or a new product requiring execution of an appendix to this Agreement prior to distribution. Once a new version of a Product covered by this Agreement begins shipping, Distributor shall have thirty (30) days from the first AltiGen Communications shipment date of the new version to Distributor, or from written notification by AltiGen Communications of the new version, whichever is later, (i) to submit an offsetting purchase order for an equal dollar-for-dollar value of the new version of the Product and (ii) to return Product from the prior release from Distributor's inventory that was shipped by AltiGen Communications to Distributor within the previous ninety
  (90) days. Such returns shall be shipped at Distributor's expense. Returned Product will be exchanged by AltiGen Communications on a dollar for dollar basis, proportional with any price increase or decrease, with the new version of the Product and shipped to Distributor at AltiGen Communications expense. Product returned under this provision must be in merchantable condition and in its original factory-sealed packaging. The right to refresh Product under this subsection (b) shall be in addition to Distributor's inventory-balancing right under subsection (a) above.

  (c) Product Discontinuation. AltiGen Communications shall provide Distributor with thirty (30) days written notice prior to AltiGen Communications' discontinuation of any Product.

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  Upon receipt of such notice, Distributor shall have the right to return all discontinued Products purchased within sixty (60) days of the notice of discontinuation for a credit to Distributor's account of the Product's purchase price less any discounts or credits previously received. Credits granted hereunder can only be used for future purchases of Products. The right to return discontinued Product under this subsection (c) shall be in addition to Distributor's inventory-balancing right under subsection (a) above.

  3.8 Distributor Financial Condition. Distributor represents and warrants that it is and at all times during the term of this Agreement shall remain in good financial condition, solvent and able to pay its bills when due. Distributor further represents and warrants that it has and at all times during the term of this Agreement shall retain the ability to order and pay for all Product Distributor is obliged to purchase under Section 7.2 below. From time to time, on reasonable notice by AltiGen Communications, Distributor shall furnish financial reports as necessary, to determine Distributor's financial condition.

  3.9 Taxes. Prices calculated in accordance with Exhibit B are exclusive of all applicable taxes. Distributor agrees to pay all taxes associated with the marketing, distribution and delivery of the Products ordered, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on AltiGen Communications' net income. Any tax or duty AltiGen Communications may be required to collect or pay upon the marketing or delivery of the Products shall be paid by Distributor and such sums shall be due and payable to AltiGen Communications upon delivery. If claiming a tax exemption, Distributor must provide AltiGen Communications with valid tax exemption certificates at the time of invoicing.

4. PRODUCT CHANGES

     AltiGen Communications shall have the right, in its sole discretion, without liability to Distributor, to (a)change the Products available on the Product List, (b) change the design, or discontinue developing, producing, licensing or distributing any of the Products covered by this Agreement, and (e) announce new products to which the terms and conditions of this Agreement do not apply. The parties agree that additional Products may be added to the Agreement by Execution of an appendix to this Agreement setting forth any special terms, conditions, modifications or deletions necessary for the additional Products. Additional Products shall be deemed to be added to this Agreement to the extent AltiGen Communications accepts any purchase orders for Products not otherwise listed on the Product List.

5. ORDERS

  5.1 Procedure. All orders for Products placed by Distributor shall be in writing, or if placed orally, shall be confirmed in writing within ten (l 0) business days after such oral order.

  5.2 Acceptance of Orders. All orders for Products by Distributor shall be subject to acceptance by AltiGen Communications and shall not be binding on AltiGen Communications until the earlier of written confirmation or shipment, and, in the ease of acceptance by shipment, only as to the portion of the order actually shipped.

  5.3 Controlling Terms. The terms and conditions of this Agreement and of the applicable AltiGen Communications order confirmation pursuant to Section 6.2 ("Acceptance of Orders") above, shall apply to each order accepted or shipped by AltiGen Communications hereunder.

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  Any terms or conditions appearing on the face or reverse side of any purchase order, acknowledgment, or confirmation other than confirmation pursuant to
  Section 6.2 above that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

  5.4 AltiGen Communications Order Cancellation. AltiGen Communications reserves the right to cancel or suspend any orders placed by Distributor and accepted by AltiGen Communications, or to refuse or delay shipment thereof, if Distributor (a) fails to make any payment as provided herein or in any invoice, (b) fails to meet credit or financial requirements established by AltiGen Communications, or (c) otherwise fails to comply with the terms and conditions of this Agreement

  5.5 Distributor Order Cancellation. Orders accepted by AltiGen Communications may be canceled without penalty if written notice of cancellation is given to AltiGen Communications and the notice is received by AltiGen Communications at least [*] prior to the scheduled shipment date. Orders canceled less than [*] prior to the scheduled shipment date will be subject to a cancellation payment of [*] of the invoice value of the canceled order. In no event may Distributor cancel any order or any portion of an order after shipment.

  5.6 Product Availability. AltiGen Communications will use reasonable efforts to fill orders for Products and meet requests for shipment dates subject to Product availability and AltiGen Communications production and supply schedules. Should orders for Products exceed AltiGen Communications' available inventory, AltiGen Communications will allocate its available inventory and make deliveries on a basis AltiGen Communications deems equitable, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation. AltiGen Communications shall not be liable to Distributor or any third party for any damages due to AltiGen Communications' failure to fill any orders or for any delay in delivery or error in filing any orders for any reason whatsoever.

  5.7 Obligation to Ship in Presence of Breach. Even where AltiGen Communications accepts a purchase order, AltiGen Communications shall not be obligated to ship Products if Distributor is in arrears on payments owing to AltiGen Communications or otherwise in breach of the Agreement at the time of the scheduled shipment.

  5.8 Delivery. AltiGen Communications will ship Products FOB Destination, unless otherwise agreed in writing, to Distributor's designated location or freight forwarder via ground transport. Distributor may change the designated locations by providing AltiGen Communications with written notice of such change, and the notice is received by AltiGen Communications at least fifteen
  (15) days prior to the estimated shipment dates. AltiGen Communications will select a carrier to transport Products to the point identified in Section 6.9 which will be paid for by TerraComSortium. AltiGen Communications shall select the mode of shipment and the carrier unless Distributor designates a carrier at the time an order is placed.

  5.9 Risk of Loss. In the case of shipments to shipping destinations within the United States, title to the Products, exclusive of the rights retained under the Agreement in trademarks, patents, copyrights, trade names, trade secrets and intellectual property, and all risk of loss or

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  damage for any Product shall pass to Distributor upon delivery, by AltiGen
  Communications to the freight carrier regardless of whether AltiGen Communications or the Distributor has designated the carrier.

     [In the case of shipments to shipping designations outside the United States, Distributor and AltiGen Communications expressly agree that beneficial and legal title to, ownership of, right to possession of, control over, and risks of loss and damage to, the products shall remain with AltiGen Communications until the shipment physically arrives at the port of entry in the importing country (or at a bonded warehouse within the jurisdictional boundaries of Mexico and Panama if Distributor requests shipment to those countries). The time of payment, whether before or after shipment, the place or medium of payment, the method of shipment, the manner of consignment, whether to AltiGen Communications, or its agent, to Distributor or Distributor's agent, or any agent for both, or any document in relation to any sale under the Agreement, shall in no way limit or modify the right of AltiGen Communications as the legal and beneficial owner of the products, its right to control and its right to possession of such goods until they physically arrive at the port of entry of the importing country (or at a bonded warehouse within the jurisdictional boundaries of Mexico and Panama if Distributor requests shipment to those countries). It is expressly understood that the foregoing shall not be construed to mean that AltiGen Communications has merely retained bare legal title for security purposes, but rather retains legal title and full beneficial ownership until the shipment arrives at the port of entry in the country of destination (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if Distributor requests shipment to those countries.) If Distributor insures the shipment, insurance policies will protect the interest of AltiGen Communications as the legal owner of the merchandise until title transfers as set forth above.]

  5.10 Security Interest. In the event that AltiGen Communications extends credit to the Distributor for Product purchases, Distributor grants AltiGen Communications, as security for Distributor's obligations hereunder, a purchase money security interest in (i) the Products to be acquired from AltiGen Communications under the Agreement or any extension of the Agreement and (ii) the proceeds of such Products. Upon AltiGen Communications' request, Distributor agrees to execute and cause to be filed all instruments or documents (including without limitation financing statements) necessary to perfect any such security interest and further agree that, in any event, AltiGen Communications may file a copy of the Agreement as a financing statement for such purpose.

6. DISTRIBUTION OBLIGATIONS

  6.1 Dealer License Agreements. For each Dealer to which Distributor distributes or markets Products, Distributor shall execute a Dealer license agreement ("Dealer License Agreement") that contains terms and conditions consistent with the provisions of this Agreement, that is at least as restrictive as this Agreement and that requires the Dealer to cause each copy of the Product distributed to End-Users by such Dealer to be subject to an End-User Agreement. Upon AltiGen Communications request, from time to time Distributor shall provide to AltiGen Communications a copy of the then current version of the Dealer License Agreement.

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  6.2 Authorized Dealer Program. AltiGen Communications has instituted a AltiGen
  Communications Authorized Dealer Program. Distributor agrees to market the Products in compliance with AltiGen's Authorized Dealer Program.

  6.3 Business Plan. Within ninety (90) days of the Effective Date, Distributor shall provide to AltiGen Communications a business plan setting forth Distributor's plans for promoting the Products. Distributor agrees to provide an updated business plan in accordance with the schedule for updating such as specified by AltiGen Communications. At least twice each year, AltiGen Communications may conduct reviews to evaluate Distributor's performance under such business plan Distributor acknowledges that AltiGen Communications may terminate the Agreement for Distributor's failure to fulfill the performance objectives set forth in the business plan.

  6.4 Purchase Objectives; Inventory. Distributor and AltiGen Communications shall agree upon quarterly Purchase Objectives. The initial Purchase Objectives are stated in Exhibit C. Distributor acknowledges that AltiGen Communications may terminate the Agreement for failure to order and pay for the quantity of Product set forth in the Purchase Objectives each and every quarter. During the first two quarters of this contract, AltiGen shall make reasonable business judgments and allowances, taking into proper consideration business conditions affecting AltiGen's and Distributor's ability to fulfill said Purchase Objectives. It is understood that such conditions include but are not limited to, manufacturing and product release issues such as type approvals, distributor's sales and technical support organization learning process, business ramp up and Product Market introduction constraints and competitive factors. These are reasonable business variables which will result in Distributor both exceeding or being short of such Purchase Objectives. As a part of meeting its Purchase Objectives, Distributor shall maintain an inventory of Products and warehousing facilities sufficient to serve adequately the demands of Dealers on a reasonably timely basis. If such inventory equals or exceeds the quantity of Products necessary to meet reasonably anticipated demands of Dealers for a period of at least 30 days, Distributor shall be deemed to have fulfilled its inventory requirements hereunder (as distinct from its Purchase Objectives).

  6.5 Point of Sale Reports. During the term of this Agreement, Distributor shall provide to AltiGen Communications a monthly report in EDI format containing the following information: (i) the submitter account number,
  (ii)the destination company's (Dealer's) name, (iii)the "ship to" destination zip code and (iv)the part number of the Products shipped. Such report, with respect to a calendar month, shall be delivered to AltiGen Communications no later than the tenth (10th) day of the following calendar month.

     AltiGen shall use the information contained in the Reports solely for the purpose of (a) implementing AltiGen's revenue recognition policies as required by AltiGen's auditors, (b) evaluating the effectiveness of AltiGen's internal sales and marketing programs, and (c) other internal purposes.

     During and after the term of the Agreement, for so long as Distributor/Dealer is in the business of reselling or servicing AltiGen's products, AltiGen shall not, without Distributor/Dealer's prior written permission, (a) disclose any of the information contained in the Reports to other distributors, dealers, or persons who compete with Distributor/Dealer; or Co) use any of the

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     information contained in the Reports for AltiGen's own account to solicit
     Distributor/Dealer's customers.

  6.6 Customer Satisfaction. Distributor agrees that the Products marketed under this Agreement are technically complex and require high-quality, individualized pre-marketing and post-marketing support. This support is necessary to achieve and maintain high customer satisfaction. Therefore, Distributor agrees that high customer satisfaction is a condition of distribution authorization by AltiGen Communications. The distribution channels established by AltiGen Communications, and the obligations placed on distributors, exist to ensure high customer satisfaction. Distributor agrees to market the Products only in accordance with this Agreement. In addition, in order to assure high customer satisfaction, Distributor agrees to:


            . report to AltiGen Communications promptly and in writing all suspected and actual problems with any Product;

            . maintain a shipment report identifying for each Dealer, the Products sold, the date of sale, and each Product's serial number;

            . retain all shipment reports for five years after the date of sale, and assist AltiGen Communications, upon request, in tracing a Product to a Dealer, in order to distribute critical Product information, locate a Product for safety reasons, or discover unauthorized marketing or infringing acts;

            . conduct business in a manner which reflects favorably at all times on the Products, goodwill and reputation of AltiGen Communications;

            . avoid deceptive, misleading or unethical practices which are or might be detrimental to AltiGen Communications or its products;

            . refrain from making any false or misleading representations with regard to AltiGen Communications or its products; and

            . refrain from making any representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by AltiGen Communications.

     Promotional Efforts. Distributor shall use its best efforts to market and distribute the Products to Dealers in the Territory. Distributor may advertise the Products in advertising media of Distributors choice, provided that the primary audience or circulation is located in the Territory. Distributor shall make full use of all promotional material supplied by AltiGen Communications and make available literature and other information that AltiGen Communications requires to be transmitted to such Dealers. In all advertising and promotion of the Products, Distributor shall comply with AltiGen Communications standard cooperative advertising policies as specified from time to time by AltiGen Communications The current Cooperative Advertising Policies are added hereto as an attachment titled "ALTIGEN COMMUNICATIONS MDF MARKETING FUND PROGRAM GUIDELINES FOR THE AMERICAS DISTRIBUTOR."

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  6.7 Demonstration System. Distributor shall maintain a demonstration system capable of supporting the most technically advanced Products Distributor shall use such demonstration system both to facilitate its ability to fulfill its Dealer support obligations, and to support its sales efforts.

  6.8 Training. To assist Distributor with the distribution and support of Products AltiGen Communications may provide training to Distributor for any new Product release during the term of this Agreement, upon AltiGen Communications reasonable request and at Distributor's facility, and Distributor shall use best efforts to have Distributor's inside and outside sales force present for such training sessions.

  6.9 Distributor Personnel. Distributor shall train and maintain a sufficient number of capable technical and sales personnel to serve the demands of Dealers for the Products, for service and support of the Products, call on all Dealers with reasonable frequency and answer promptly all Dealer inquiries or requests for information regarding the Products. Distributor and its staff shall develop and maintain sufficient knowledge of the industry, the Products, and competitive offerings (including specifications, features, and functions) so as to be able to demonstrate and support the Products for Dealers. Distributor shall provide all Dealers with technical support and other assistance appropriate for the promotion, marketing, and distribution of the Products. Distributor shall attend AltiGen Communications distribution meetings.

7. SUPPORT AND MAINTENANCE

     AltiGen Communications shall provide Distributor (but not its Dealers, and not End Users which purchase from such Dealers) with the support and-maintenance described in Exhibit D hereto free of charge during the term of this Agreement. AltiGen Communications may provide Dealers and End Users with support and maintenance under a separate agreement.

8. TRADEMARKS AND CONFIDENTIAL INFORMATION

  8.1 Trademarks. AltiGen Communications shall have and retain sole ownership of AltiGen's logo, trade names and trademarks ("Trademarks"), including the goodwill pertaining thereto. AltiGen Communications hereby grants to Distributor the right to use and display the Trademarks solely in connection with and solely to the extent reasonably necessary for the marketing, distribution, and support of the Products within the Territory in accordance with the terms and conditions of this Agreement. Distributor shall not do or suffer to be done any act or thing that would impair AltiGen's rights in its Trademarks or damage the reputation for quality inherent in the Trademarks. AltiGen's has the right to take all action which it deems necessary to ensure that the advertising and promotional materials related to the Products utilized by Distributor are consistent with the reputation and prestige of the Trademarks. Distributor shall market, distribute, and support the Products only under the Trademarks, and not any other trademark or logo. Distributor shall not use the Trademarks or any other trademarks or trade names of AltiGen Communications or any word, symbol, or design confusingly similar thereto, as part of its corporate name, or as part of the name of any product of Distributor. Distributor shall not (i) remove, alter or overprint the Products' copyright notices, trademarks, and logos, or packaging, (ii)attach any additional trademarks to the Products without AltiGen's prior written consent or (iii)affix any of the Trademarks to any non-AltiGen Communications products. Distributor agrees that any goodwill which accrues because of Distributor's use of the

  Trademarks shall become AltiGen's property Distributor further agrees not to contest AltiGen's Trademarks or tradenames, or to make application for registration of any AltiGen Communications Trademarks or tradenames.

  8.2 Confidential Information. During the term of this Agreement, and for a period of three (3) years thereafter, The Parties will maintain in confidence any confidential or proprietary information of The Parties disclosed to one another including, without limitation, any information regarding scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to The Parties, whether in oral, written, graphic or electronic form ("Confidential Information"). The Parties will not use, disclose or grant use of such Confidential Information except as expressly authorized by The Parties. To the extent that disclosure is authorized by The Parties, The Parties will obtain prior agreement from their employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by The Parties. The Parties will use at least the same standard of care as they use to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. The Parties will promptly notify each other upon discovery of any unauthorized use or disclosure of the Confidential Information.

  8.3 Exceptions. The obligations of confidentiality contained in Section 9.2 will not apply to the extent that it can be established by The Parties by competent proof that such Confidential Information:

  (a) was already known to The Parties, other than under an obligation of confidentiality, at the time of disclosure by The Parties;

  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to The Parties;

  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of The Parties in breach of this Agreement;

  (d) was disclosed to The Parties, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others.

9. INDEMNIFICATION

  9.1 AltiGen Communications Indemnity. Subject to the limitations set forth herein below, AltiGen Communications shall defend Distributor with respect to any claim, suit or proceeding brought against Distributor to the extent it is based upon a claim that any Product sold pursuant to this Agreement infringes upon any U.S. patent, U.S. trademark, U.S. copyright or U.S. trade secret of any third party; provided, however, that Distributor (i)promptly notifies AltiGen Communications in writing of such claim, suit or proceeding; (ii) gives AltiGen Communications the right to control and direct investigation, preparation, defense and settlement of any claim, suit or proceeding; and
  (iii)gives assistance and full cooperation for the defense of same, and, further provided, that AltiGen's liability with respect to portions of Products provided by or licensed from third parties will be limited to the extent AltiGen Communications is indemnified by such third parties. AltiGen Communications shall pay any resulting damages, costs and expenses finally awarded to a third party, but AltiGen Communications shall not be liable for such amounts, or for settlements incurred by Distributor, without AltiGen's prior written authorization. If a Product is, or in AltiGen's opinion might be, held to infringe as set forth above, AltiGen Communications may, at its option, replace or modify such Product so as to avoid infringement, or procure the right for Distributor to continue the use and resale of such Product If neither of such alternatives is, in AltiGen's opinion, reasonably possible, the infringing Product shall be returned to AltiGen Communications, and AltiGen's sole liability, in addition to its obligation to reimburse any awarded damages, costs and expenses set forth above, shall be to refund the purchase price paid for such Products by Distributor.

  9.2 Exclusions. The provisions of the foregoing indemnity shall not apply with respect to any instances of alleged infringement based upon or arising out of the use of such Products in any manner for which the Products were not designed, or for use of Products other than the uses and distributions designated by AltiGen Communications, for use of any Product that has been modified by Distributor or any third party, or for use of any Product in connection with or in combination with any equipment, devices or software that have not been supplied by AltiGen Communications. Notwithstanding any other provisions hereof, the foregoing indemnity shall not apply with respect to any infringement based on Distributor's activities occurring subsequent to its receipt of notice of any claimed infringement unless AltiGen Communications shall have given Distributor written permission to continue to market and distribute the allegedly infringing Product.

  9.3 Entire Liability and Limitation. THE FOREGOING SECTIONS 10.1 AND 10.2 STATE THE SOLE AND EXCLUSIVE REMEDY OF DISTRIBUTOR AND THE ENTIRE LIABILITY AND OBLIGATION OF ALTIGEN COMMUNICATIONS WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCTS OR ANY PART THEREOF. IN NO EVENT SHALL ALTIGEN'S LIABILITY UNDER SECTION 10.1 FOR INDEMNITY OF DISTRIBUTOR WITH RESPECT TO INFRINGEMENT OF A PATENT, COPYRIGHT, TRADEMARK OR TRADE SECRET EXCEED THE AMOUNTS PAID TO ALTIGEN COMMUNICATIONS BY DISTRIBUTOR UNDER THIS AGREEMENT IN THE PREVIOUS CALENDAR YEAR FOR THE PRODUCTS DISTRIBUTED BY DISTRIBUTOR PURSUANT TO THIS AGREEMENT.

  9.4 Indemnity by Distributor. DISTRIBUTOR AGREES TO INDEMNIFY AND HOLD ALTIGEN COMMUNICATIONS HARMLESS FROM ANY CLAIMS, SUITS, PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUSIVE OF ALTIGEN'S REASONABLE ATTORNEYS' FEES) MADE AGAINST OR INCURRED BY ALTIGEN COMMUNICATIONS AS A RESULT OF NEGLIGENCE, MISREPRESENTATION, OR ERROR OR OMISSION ON THE PART OF DISTRIBUTOR OR REPRESENTATIVE OF DISTRIBUTOR. DISTRIBUTOR SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL INDEMNIFY AND HOLD ALTIGEN COMMUNICATIONS HARMLESS FROM, ANY CLAIMS, WARRANTIES OR REPRESENTATIONS MADE BY DISTRIBUTOR OR DISTRIBUTOR'S EMPLOYEES OR AGENTS WHICH DIFFER FROM THE WARRANTY PROVIDED BY ALTIGEN COMMUNICATIONS IN ITS END USER AGREEMENT.

10. WARRANTY

  10.1 AltiGen Communications Warranty AltiGen Communications warrants the Products TO END USERS ONLY pursuant to the terms and conditions of the End User Agreement and no warranty is extended to the Distributor.

  10.2 Limitations and Disclaimer. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN THE END USER AGREEMENT, ALTIGEN COMMUNICATIONS EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED RELATING TO THE PRODUCTS, AND FUROR EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

  10.3 NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE PRODUCTS OTHER THAN AS PROVIDED IN THE END USER AGREEMENT. DISTRIBUTOR SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF ALTIGEN COMMUNICATIONS.

  10.4 Distributor's Warranty. Distributor hereby represents and warrants to AltiGen Communications that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects AltiGen's intellectual property rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity to which Distributor is subject.

11. LIMITATION ON LIABILITY

  11.1 Waiver of Consequential Damages. IN NO EVENT WILL ALTIGEN COMMUNICATIONS BE LIABLE TO DISTRIBUTOR OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOSS OF INCOME, LOSS OF PROFITS OR LOSS OF DATA, EVEN IF ALTIGEN COMMUNICATIONS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE GRANT OF THE LICENSE HEREUNDER.

  11.2 Limitation of Liability. ALTIGEN'S TOTAL LIABILITY TO DISTRIBUTOR OR ANY THIRD PARTY HEREUNDER SHALL NOT EXCEED THE AMOUNT PAID FOR THE PRODUCTS DURING THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH THE CLAIM GIVING RISE TO SUCH LIABILITY AROSE.

  11.3 Third Party Claims. AltiGen Communications shall not be liable for any claim by Distributor based on any third party claim, except as stated in
  Section 10 of the Agreement.

12. TERM AND TERMINATION

  12.1 Term. Subject to the provisions of Sections 13.2 and 13.3 below, this Agreement is valid for a term of one year and shall be renewed automatically for additional one year terms provided that each party shall have the right to terminate this Agreement for convenience upon ninety (90) days written notice prior to the end of the initial term or any subsequent term of the Agreement.

  12.2 Termination for Cause. AltiGen Communications may terminate the Agreement for cause if Distributor fails to meet its payment obligations under the Agreement and such failure continues for ten (10) days following receipt of written notice from AltiGen Communications. In addition, either party may terminate this Agreement for cause upon thirty (30) days written notice to the other party if such other party materially breaches this Agreement and such material breach is not cured within the thirty (30) day period following delivery of notice. Either party shall have the right to terminate this Agreement immediately in the event the other party terminates its business, or becomes subject to any bankruptcy or insolvency proceeding under Federal or State statute, and such petition is not dismissed within sixty (60) days.

  12.3 Effect of Termination. For a period of sixty (60) days following termination of this Agreement, Distributor may distribute any Products in Distributors possession at the time of termination, provided, however, that if AltiGen Communications has terminated the Agreement pursuant to Section 13.2, Distributor's right to distribute the Products shall immediately terminate. Following any permitted distribution, Distributor shall return to AltiGen Communications or, at AltiGen's request, destroy the copies of the Products and Documentation then in its possession. In addition, Distributor shall be entitled to retain one (1) copy of the Product following termination solely for the purposes of providing support to Dealers and End Users. AltiGen Communications shall apply the value of any returned Products to any outstanding credit balance in Distributor's account, but shall not otherwise be required to refund Distributor for the value of the returned Products. The termination of this Agreement shall not act to terminate the licenses granted to Dealers or End Users pursuant to this Agreement.

  12.4 Acceleration of Payment. Upon termination of the Agreement by AltiGen Communications for cause, the due dates of all outstanding invoices for Products will automatically be accelerated so that they become due and payable on the effective date of termination, even if longer terms had been provided previously. All orders or portions of orders remaining un-shipped as of the effective date of such termination shall automatically be canceled.

13. MISCELLANEOUS

  13.1 Nonexclusivity. AltiGen Communications retains the right to market, distribute, and support the Products in the Territory directly to or through any person or entity on any terms deemed desirable by AltiGen Communications in its sole discretion. AltiGen Communications will refer at least an equitable share or Dealer inquiries and applications from within Distributor Territory for Distributor evaluation and recruitment if consistent with Distributor Business Plan and deemed in the best interest of The Parties.

  13.2 Modification and Amendment. Except with respect to Exhibit B hereof, this Agreement may be modified or amended only in writing by the consent of both parties.

  13.3 Survival. Sections 7.6, 9.2, 9.3, 10, 11, 12, 13.3, 13.4 and 14 shall survive termination of this Agreement for three (3) years.

  13.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents. Distributor agrees to submit to the jurisdiction of the Northern District of California, San Jose Division, or the Santa Clara County Superior Court, as appropriate, and hereby waives any objections to the jurisdiction and venue of such courts.

  14.5 Toll Fraud. Dealer is forbidden from stating or implying that AltiGen Products provide immunity from fraudulent intrusion (Toll Fraud). Dealer must use this language on all sales materials and contract involving AltiGen Products.

  14.6 Notices. All notices, demands, or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by a national overnight courier service or by registered or certified, return receipt requested mail to the other party at the addresses first set forth above. All notices, demands, or consents shall be deemed effective upon personal delivery or three (3) days following dispatch via first class mail or one (1) business day following deposit with any national overnight courier service in accordance with this section.

  14.7 No Partnership of Joint Venture. No agency, employment, partnership, joint venture, or other joint relationship is created hereby, it being understood that Distributor and AltiGen Communications are independent contractors vis-a-vis one another and that neither has any authority to bind the other in any respect whatsoever.

  14.8 Force Majeure. Neither party shell be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or official thereof, other catastrophes or any other circumstances beyond the party's reasonable control.

  14.9 Export Control. The parties acknowledge that the Products may be subject to the export control laws of the United States of America, including the U.S. Bureau of Export Administration regulations, and hereby agree to obey any and all such laws. The parties agree to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and with all applicable foreign laws relating to the use, importation, licensing or distribution of the Products.

  14.10 Assignment. Neither party may assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement without the consent of the other party to a purchaser of all or substantially all of its voting stock or capital assets or to an entity with which such party merges or is consolidated.

  14.11 Severability and Waiver. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. Any waiver (express or implied) by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

  14.12 Entire Agreement. This Agreement and all Exhibits referred to herein embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

  14.13 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.

  14.14 Parties Advised by Counsel. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.


  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibits hereto, and incorporated herein by reference, as of the date first above written above.



ALTIGEN                             DISTRIBUTOR


By: /s/ Michele Shinnein              By: /s/ Cesar Audrade
   -------------------------             ------------------------

Name: Michele Shinnein                Name: CESAR C. AUDRADE
      ----------------------               ----------------------

Title: VP of Sales                    Title: CEO
      ----------------------                ---------------------

                                   EXHIBIT A

                      ALTIGEN(R), INC. END USER AGREEMENT


 NOTICE - READ THIS BEFORE OPENING THIS PACKAGE, INSTALLING THE PC HARDWARE OR
                               USING THE SOFTWARE


     OPENING THIS PACKAGE, INSTALLING THE PC HARDWARE OR USING THE SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS. READ ALL OF THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT PRIOR TO OPENING THIS PACKAGE OR USING THE SOFTWARE. IF YOU DO NOT ACCEPT THESE TERMS, YOU MUST RETURN THIS PACKAGE WITHIN 5 DAYS OF OBTAINING THE PACKAGE, WITH YOUR RECEIPT, AND YOUR MONEY WILL BE READ.


                                    * * * *


     PLEASE NOTE THAT YOU MAY NOT USE, COPY, MODIFY OR TRANSFER THE PROGRAM, THE PC HARDWARE OR DOCUMENTATION OR ANY COPY, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.


     LICENSE. This software program (the "Program") and the documentation (the
     -------
"Documentation") are licensed, not sold, to you. The term "Program" shall also include any updates of the Program licensed to you by AltiGen. Subject to the terms of this agreement, you have a non-exclusive and nontransferable right to use the Program, Personal Computer Card (the "PC Hardware") and Documentation. You agree to use your best efforts to prevent and protect the contents of the Program, the PC Hardware and Documentation from unauthorized disclosure or use. AltiGen and its licensors reserve all rights not expressly granted to you. AltiGen's licensors are the intended third party beneficiaries of this agreement and have the express right to rely upon and directly enforce the terms set forth hereto.


     LIMITATIONS ON USE. You may not rent, lease, sell or otherwise transfer or
     ------------------
distribute copies of the Program, the PC Hardware or Documentation to others. You may not modify or translate the Program, the PC Hardware or the Documentation without the prior written consent of AltiGen. You may not reverse assemble, reverse compile or otherwise attempt to create the source code from the Program or the PC Hardware. You may not use AltiGen's name or refer to AltiGen directly or indirectly in any papers, articles, advertisements, sales presentations, news releases or releases to any third party without the prior written approval of AltiGen for each such use. You may not release the results of any performance or functional evaluation of any Program to any third party without prior written approval of AltiGen for each such release.


     BACKUP AND TRANSFER. You may make one copy of the Program for backup
     -------------------
purposes if AltiGen's copyright notice is included. You may not sublicense, assign, delegate, rent, lease, time-share or otherwise transfer this license or any of the related rights or obligations for any reason. Any attempt to make any such sublicense, assignment, delegation or other transfer by you shall be void. You may physically transfer the Program from one computer to another provided that you do not retain any copies of the Program, including any copies stored on a computer.


     COPYRIGHT. The Program, the PC Hardware and related Documentation are
     ---------
copyrighted by AltiGen and its licensors. You may make one copy of the Documentation and print one copy of any on-line documentation or other materials provided to you in electronic form. Any and all other copies of the Program and
                                    -------------------------------------------
any copy of the Documentation made by you are in violation of this license.
--------------------------------------------------------------------------

     OWNERSHIP. You agree that the Program and Documentation belong to AltiGen
     ---------
and its licensors. You agree that you neither own nor hereby acquire any claim or right of ownership to the Program and Documentation or to any related patents, copyrights, trademarks or other intellectual property. You own only the magnetic or other physical media (including Personal Computer Card) on which the Program and related Documentation are recorded or fixed. AltiGen and its licensors retain all right, title and interest m and to the Documentation and all copies and the Program recorded on the original media and all subsequent copies of the Program at all times, regardless of the form or media in or on which the original or other copies may subsequently exist. This license is not a sale of the original or any subsequent copy. All content accessed through the Program is the property of the applicable content owner and may be protected by applicable copyright law. This license gives you no rights to such content.


     TERM AND TERMINATION. This license is effective until terminated. You may
     --------------------
terminate this license at any time by destroying the Program and Documentation and the permitted backup copy. This license automatically terminates if you fail to Comply with its terms and conditions. You agree that, upon such termination, you will either destroy (or permanently erase) all copies of the Program and Documentation, or return the original Program and Documentation to AltiGen, together with any other material (PC Hardware) you have received from AltiGen in connection with the Program.


     LIMITED WARRANTY. AltiGen warrants the media on which the Program is
     ----------------
furnished to be free from defects in materials and workmanship under normal use for 30 days from the date that you obtain the Program. AltiGen warrants the PC Hardware for a period of one year from the date of consumer purchase to be free from defects in materials and workmanship. EXCEPT FOR THIS LIMITED WARRANTY, ALTIGEN AND ITS LICENSORS PROVIDE THE PROGRAM, THE PC HARDWARE AND THE DOCUMENTATION `AS IS' WITHOUT WARRANTY OF ANY KIND EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


     Some states do not allow the exclusion of implied warranties, so the above exclusion may not apply to you. This warranty gives you specific legal rights and you may also have other rights which vary from state to state.


     LIMITATION OF REMEDIES. AltiGen and its licensors' entire liability, and
     ----------------------
your exclusive remedy in connection with the Program, the PC Hardware and the Documentation shall be that you are entitled to return the defective media containing the Program together with the PC Hardware and Documentation to the merchant. At the option of the merchant, you may receive replacement media containing the Program, the PC Hardware and Documentation that conforms with the limited warranty or a refund of the amount paid by you. IN NO EVENT WILL ALTIGEN OR ITS LICENSORS BE LIABLE FOR ANY INDIRECT DAMAGES OR OTHER RELIEF ARISING OUT OF YOUR USE OR INABILITY TO USE THE PROGRAM INCLUDING, BY WAY OF ILLUSTRATION AND NOT LIMITATION, LOST PROFITS, LOST BUSINESS OR LOST OPPORTUNITY, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING LEGAL FEES, ARISING OUT OF SUCH USE OR INABILITY TO USE THE PROGRAM, EVEN IF ALTIGEN, ITS LICENSORS OR AN AUTHORIZED ALTIGEN DEALER, DISTRIBUTOR OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.


     Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation or exclusion may not apply to you.


     This license will be governed by the laws of the State of California as applied to transactions taking place wholly within California between California residents.

     U.S. GOVERNMENT END USERS. The Program is a "commercial item," as that term
     ---------------------------
is defined at 48 C.F.R. 2. 101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government End Users acquire the Program with only those rights set forth herein.

                                   EXHIBIT B

                                  PRODUCT LIST

                                      and

                         ALTIGEN DISTRIBUTOR PRICE LIST

                                  3.51 Release



                                  Starter Kits
                                  ------------


Part Number                     Description                                Price
-----------                     -----------                                -----


ALTI-CTIKIT-3.5   CTI starter kit, CID Board, 4 trunks & 8 extensions with   [*]
                  AltiWare system software and external telephony power supply.



ALTI-CTI8400-3.5  CTI starter kit, CID Board, 8 trunks & 4 extensions with   [*]
                  AltiWare system software and external telephony power supply.



ALTI-CTI4850-3.5  CTI starter kit, CID Board, 4 trunks & 8 extensions with   [*]
                  AltiWare system software and connector cable for Tellabs model T8050 internal telephony power supply.



ALTI-CTI8450-3.5  CTI starter kit, CID Board, 8 trunks & 4 extensions with   [*]
                  AltiWare system software and connector cable for Tellabs model T8050 internal telephony power supply.



ALTI-DMK4890-3.5  Demo CTI starter kit. CID Board. 4 trunks & 8 extensions   [*]
                  with AltiWare system software, external telephony power supply and Not For Resale stickers.


                                       1


[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             Add-On Quantum Boards
                             ---------------------
AltiWare is bundled with starter kits only, not with individual add-on Quantum boards. Therefore, add-on Quantum boards are only mid with starter kits to increase the capacity of new systems, or as add-on boards to increase the capacity of existing systems.


Part Number                     Description                                Price
-----------                     -----------                                -----


ALTI-CD0408U    CID Quantum Platform, 4 trunks & 8 extensions.               [*]


ALTI-CD0804U    CID Quantum Platform, 8 thinks & 4 extensions.               [*]


ALTI-CD0012U    CID Quantum Platform, 12 extensions.                         [*]


ALTI-DID 0408U  DID Quantum Platform, 4 DID minks & 8 extensions.            [*]



                                 Peripherals
                                 -----------


Part Number                     Description                                Price
-----------                     -----------                                -----


CBL-25M50-01    DB25 to 50-pro Telco cable, Male to Male                     [*]

CBL-MVIP6-01    MVIP cable with 6 connectors                                 [*]


DOC-RFG01-04    4 User Pocket Reference Guides                               [*]

DOC-ICM01-01    Installation Configuration & Maintenance Manual              [*]


MSC-PANEL-02    12 Port Connection Panel with 50-pin F Telco connector       [*]


                                       2

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C

                              PURCHASE OBJECTIVES


AltiGen operates on a fiscal calendar.


Q1                              Q2

Oct., Nov., Dec.                        Jan., Feb., March


_______28_________________      _____________38___________

(Qty. of systems per month*)      (Qty. of systems per month*)





Q3                              Q4

April, May, June                        July, Aug, Sept.


_______47_________________      _____________76___________

(Qty. of systems per month*)      (Qty. of systems per month*)




TOTAL FOR 1998:



_______189________________


A system is both hardware and software necessary to provide an end-user a complete phone system based the number of users the customer has.

                                   EXHIBIT D


                            SUPPORT AND MAINTENANCE


     AltiGen Communications will provide the following maintenance services:

     Telephone Support. Telephone support from [*]

     Email support. Email support available at "support@AltiGen.com" or a special address to be established for Distributor support. AltiGen Communications will respond to email [*]

     Training. AltiGen Communications may provide in-depth Product training to Distributor from time-to-time and Distributor will use its best efforts to have appropriate support personnel attend such training sessions to the extent such training will assist Distributor in better supporting the channel.


     Website. AltiGen will provide product information and technical tips at www.altigen.com.


                                       1

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.